PROXY

VENTURE LENDING & LEASING II, INC.

This proxy is solicited on behalf of the Board of Directors of Venture Lending & Leasing II, Inc. for the special meeting of shareholders to be held on August 20, 2003.

The undersigned hereby appoints Salvador O. Gutierrez, Ronald W. Swenson, and Brian R. Best, and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of Venture Lending & Leasing II, Inc. ("Venture Inc.") that the undersigned is entitled to vote at the special meeting of shareholders to be held at the offices of Westech Investment Advisors, Inc. ("Westech"), 2010 North First Street, Suite 310, San Jose, California 95131, on Wednesday, August 20, 2003, at 9:00 a.m., and at any adjournment, postponement, or continuation thereof. The proxies have the authority to vote as directed below with the same effect as though the undersigned were present in person and voting. The proxies are further authorized in their discretion to vote upon such other business as may properly come before the special meeting and any adjournment, postponement, or continuation thereof. The undersigned revokes all proxies previously given to vote at the special meeting.

The Board of Directors recommends a vote FOR the adoption of Proposals 1 through 3.

SEE REVERSE SIDE

[x] Please mark votes as in this example

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS YOU DIRECT. IF YOU GIVE NO DIRECTION, WE WILL VOTE YOUR SHARES OF COMMON STOCK FOR ALL PROPOSALS. WE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS PROXY.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL PROPOSALS

  Approval of the Plan of Liquidation of Venture Inc.

  [ ] FOR [ ] AGAINST [ ] ABSTAIN

  Approval of the termination of the status of Venture Inc. as a business development company under the Investment Company Act of 1940, as amended, immediately after effectiveness of the conversion.

  [ ] FOR [ ] AGAINST [ ] ABSTAIN

  Approval of a new management agreement by and between VLLI Holdings II, LLC and Westech Investment Advisors, Inc. and Siguler Guff Advisers, L.L.C.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

The undersigned acknowledges that none of the foregoing proposals will be deemed adopted unless all three proposals are approved by the shareholders of Venture Inc.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting and at any adjournment, postponement, or continuation thereof.

Please sign and date this Proxy and return it by fax or mail to Westech, 2010 North First Street, Suite 310, San Jose, California, 95131 (fax: 408-436-8625). If shares are held jointly, each shareholder named should sign. If only one signs, his or her signature will be binding. If the shareholder is a corporation, the president or vice-president should sign in his or her own name, indicating title. If the shareholder is a partnership, a partner should sign in his or her own name, indicating that he or she is a "partner." If the shareholder is a trust, an authorized officer of the trustee should sign, indicating title.

Please sign exactly as the shares are registered.

Date: Signature:

Date: Signature: